SUBORDINATED SECURITY AGREEMENT


         This security agreement is made on March 24, 1998, between Horizon Technology, L.L.C., a Delaware limited liability company, of 20400 Superior Road, Taylor, Michigan 48180-5347("Debtor"), and Uniflow Corporation, a Michigan corporation, 26600 Heyn Drive, Novi, Michigan 48374 ("Secured Party").

1. Grant of Security Interest. Debtor grants to Secured Party a continuing security interest in all equipment, contracts and intangible assets purchased by Debtor from Secured Party, together with (i) all proceeds of the foregoing; and (ii) all books, records, and documents at any time evidencing or relating to any of the foregoing. All of the foregoing properties and assets of Debtor are referred to collectively in this agreement as the "collateral."

2. Indebtedness Secured. The foregoing security interest is given to secure payment and performance of ALL OBLIGATIONS AND INDEBTEDNESS OF DEBTOR NOW OR LATER OWING TO SECURED PARTY, including but not limited to all future advances and all obligations and indebtedness of Debtor to Secured Party under this agreement and under all other purchase agreements, notes, and other agreements, instruments, and documents that have been or are in the future signed by Debtor, and all extensions or renewals of the indebtedness and obligations. The indebtedness and obligations now owing by Debtor to Secured Party include, BUT ARE NOT NECESSARILY LIMITED TO, the obligations and indebtedness evidenced by the following instrument(s), document(s), or agreement(s) that have been executed by Debtor:

                  Royalty Agreement, dated of even date herewith.

                  Short Term Note in the amount of Seven Hundred Thousand Dollars ($700,000.00), of even date herewith evidencing the aggregate unpaid balance of the purchase price of all equipment and other assets sold to Debtor by Secured Party as of this date.

         The indebtedness and obligations that are secured by this security interest are collectively called the "indebtedness."

3. Warranties, Representations, and Agreements. Debtor warrants and represents to, and agrees with, Secured Party as follows:

         (a) Debtor is a limited liability company and is organized and validly existing in good standing under the laws of the state of Michigan, Debtor has full power and authority to enter into and perform its obligations under this agreement; the

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                  execution, delivery, and performance of this agreement have been duly authorized by all necessary action of Debtor's managing board and will not violate Debtor's articles of organization, bylaws, or the like; and this agreement is the valid and binding obligation of Debtor, enforceable in accordance with its terms.

         (b) Debtor is the owner of the collateral, and none of the collateral is subject to any lien, security interest, encumbrance, or claim in favor of any third party, and no financing statement is on file in any public office covering any of the collateral, except MetLife Capital Corporation.

         (c) None of the collateral is, and Debtor will not permit any of the collateral to be, contaminated or the source of contamination of any other property, by any substance that is now or later regulated by or subject to any past, present, or future federal, state, local, or foreign law, ordinance, rule, regulation, or order that regulates or is intended to protect public health or the environment or that establishes liability for the investigation, removal, or cleanup of, or damage caused by, any environmental contamination, including without limitation any law, ordinance, rule, regulation, or order that regulates or prescribes requirements for air quality, water quality, or the disposition, transportation, or management of waste materials or toxic substances. Debtor will operate and maintain the collateral in compliance with all such laws and regulations.]

         (d) Debtor's address set forth on the face of this agreement is the location of Debtor's / chief executive office.

4.       Agreements of Debtor. Debtor agrees that:

         (a) Debtor will not cause or permit any lien, security interest or encumbrance to be placed on any collateral, except in favor of Secured Party and except in favor of MetLife Capital Corporation ["permitted lien(s)"], and Debtor will not sell, assign, or transfer any collateral or permit any collateral to be transferred by operation of law.

         (b) Debtor will maintain all records concerning the collateral at Debtor's address appearing on the first page of this agreement and will keep all tangible collateral at 4261 Thirteenth, Wyandotte, Michigan 48192.

         (c) Debtor will furnish Secured Party with the information regarding the collateral that Secured Party shall from time to time request and will allow Secured Party at any reasonable time to inspect the collateral and Debtor's records regarding the collateral.

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         (d)      Debtor will execute, file, record, or procure from third
                  persons the financing statements, subordination agreements, and other documents and take all other action that Secured Party may deem necessary to perfect, to continue perfection of, or to maintain Secured Party's security interest in the collateral subject to permitted lien(s), and Debtor will place upon the collateral and/or documents evidencing the collateral the notice of Secured Party's security interest that Secured Party may from time to time require.

         (e) Secured Party may file a photocopy of this agreement as a financing statement evidencing Secured Party's security interest in the collateral.

         (f) Debtor will immediately notify Secured Party in writing of any change in Debtor's name, identity, or corporate structure, and of any change in the location of Debtor's chief executive office.

         (g) Debtor will indemnify Secured Party with respect to all losses, damages, liabilities, and expenses (including attorney fees) incurred by Secured Party by reason of any failure of Debtor to comply with any of Debtor's obligations under this agreement or by reason of any warranty or representation made by Debtor to Secured Party in this agreement being false in any material respect.

         (h) Debtor will maintain all tangible collateral in good condition and repair and maintain fire and extended coverage insurance covering all tangible collateral in the amounts and against the risks that is customarily maintained by similar businesses. Each insurance policy will provide that its proceeds will be payable to Secured Party to the extent of Secured Party's interest in the collateral and that the policy will not be canceled, and the coverage will not be reduced, without at least 10 days prior written notice by the insurer to Secured Party. Debtor will provide Secured Party with evidence of the insurance coverage.

5. Events of Default and Acceleration. Any part or all of the indebtedness shall, at the option of Secured Party, become immediately due and payable without notice or demand upon the occurrence of any of the following events of default:

         (a) If default occurs in the payment or performance of any of the indebtedness, when and as it shall be due and, and if the default continues for 10 days after Secured Party has given written notice of it to Debtor.

         (b) If default occurs in the performance of any obligation of Debtor to Secured Party under this agreement or under any promissory note or other instrument at any time evidencing any indebtedness or under any other or other agreement that now or later secures or relates to any indebtedness or obligation now or later owing by Debtor to Secured Party ("security documents").

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         (c)      If any warranty, representation, or statement made to
                  Secured Party by Debtor in this agreement or in any security document, credit application, financial statement, or otherwise, was false in any material respect when made or furnished.

         (d) If Debtor dissolves, becomes insolvent, or makes an assignment for the benefit of creditors.

                  If a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time commenced by or against Debtor, then the entire indebtedness shall automatically become immediately due and payable, without notice or demand. All or part of the indebtedness also may become, or may be declared to be, immediately due and payable under the terms of any note at any time evidencing any of the indebtedness or of any other agreement entered into between Debtor and Secured Party.

6. Secured Party's Rights and Remedies. Secured Party shall have all rights and remedies of a secured party under applicable laws. Without limiting these rights and remedies:

         (a) If all or any part of the indebtedness is not paid at maturity, Debtor, upon demand by Secured Party, shall deliver the collateral and proceeds of collateral to Secured Party at such place as Secured Party shall designate, and Secured Party may dispose of the collateral in any commercially reasonable manner. Any notification required to be given by Secured Party to Debtor regarding any sale or other disposition of collateral shall be considered reasonable if mailed at least five days before the sale or other disposition.

         (b) The proceeds of any collection or disposition of collateral shall be applied first to Secured Party's attorney fees and expenses, as provided in paragraph 7, and then to the indebtedness, and Debtor shall be liable for any deficiency remaining. Excess proceeds, if any, shall be returned to Debtor.

         All rights and remedies of Secured Party shall be cumulative and may be exercised from time to time; provided, however, this security interest shall be subject to a Subordination Agreement (as to collateral only) with Buyer's lender.

7. Expenses. Debtor shall reimburse Secured Party on demand for all attorney fees, legal expenses, and other expenses that Secured Party incurs in protecting and enforcing its rights under this agreement. This includes fees and expenses incurred in trying to take possession of collateral from Debtor, a trustee or receiver in bankruptcy, or any other person. Secured Party may apply any proceeds of collection or disposition of collateral to Secured Party's reasonable attorney fees, legal expenses, and other expenses.

8. Amendments and Waivers. No provision of this agreement may be modified or waived except by a written agreement signed by Secured Party. Secured Party will continue to


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         have all of its rights under this agreement even if it does not fully and promptly exercise them on all occasions.

9. Notices. Any notice to Debtor or to Secured Party shall be deemed to be given if and when mailed, with postage prepaid, to the respective address of Debtor or Secured Party appearing on the first page of this agreement, or if and when delivered personally.

10. Other. In this agreement, maturity of any of the indebtedness means the time when that indebtedness has become due and payable, for any reason (including, for example, acceleration due to default or bankruptcy). This agreement will be governed by, and interpreted according to, Michigan law.

11. Binding Effect. This agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and permitted assigns.

         Debtor and Secured Party have executed this Security Agreement on the date listed on the first page of this agreement.


                                   DEBTOR:

                                   Horizon Technology, L.L.C.
                                   a Delaware limited liability company


                                   By: /s/ Gregory Bird
                                        ___________________________


                                       Its: President and CEO
                                           _______________________


                                   SECURED PARTY:

                                   Uniflow Corporation

                                   By: /s/ Robert A. Clemente
                                        ____________________________


                                       Its: Chairman
                                            ________________________